Exhibit 99.1

(1)      This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"); Goldman, Sachs & Co. ("Goldman Sachs"); GS Capital Partners V Offshore Fund, L.P. ("GSCP V Offshore"); GSCP V Offshore Knight Holdings, L.P. ("Offshore Knight V"); GSCP V Germany Knight Holdings, L.P. ("GSCP V Germany"); GS Capital Partners VI Offshore Fund, L.P. ("GSCP VI Offshore"); GSCP VI Offshore Knight Holdings, L.P. ("Offshore Knight VI"); GSCP VI Germany Knight Holdings, L.P. ("GSCP VI Germany"); GS International Infrastructure Partners I, L.P. ("GS International Infrastructure"); GS Infrastructure Knight Holdings, L.P. ("GS Infrastructure Knight"); GSCP KMI Investors Offshore, L.P. ("KMI Investors Offshore"); GS Capital Partners V Institutional, L.P. ("GS Institutional"); GS Capital Partners V Fund, L.P. ("GS Capital V"); GS Capital Partners VI Parallel, L.P. ("GSCP Parallel"); GS Capital Partners VI Fund, L.P. ("GS Capital VI"); GS Global Infrastructure Partners I, L.P. ("GSG Infrastructure"); GS Institutional Infrastructure Partners I, L.P. ("GSI Infrastructure"); GSCP KMI Investors, L.P. ("GSCP KMI Investors"); Goldman Sachs KMI Investors, L.P. ("GS KMI Investors" and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the "Limited Partnerships"); GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisor"); GS Advisors V, L.L.C. ("GS V Advisor"); GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisor"); GS Advisors VI, L.L.C. ("GS VI Advisor"); GS Infrastructure Advisors 2006, L.L.C. ("GS Infrastructure 2006"); GSCP KMI Advisors, L.L.C. ("GSCP KMI Advisors"); GSCP V Advisors, L.L.C. ("GSCP V Advisor"); GSCP VI Advisors, L.L.C. ("GSCP VI Advisor"); GS KMI Advisors, L.L.C. ("GS KMI Advisors"); GS Capital Partners V GmbH & Co. KG ("GS V Germany"); GSCP V GMBH Knight Holdings ("GSCP V GMBH"); GS Capital Partners VI GmbH & Co. KG ("GS VI Germany"); Goldman, Sachs Management GP GmbH ("GS GmbH"); GSCP VI GMBH Knight Holdings ("GSCP VI GMBH"); and GSCP KMI Offshore Advisors, Inc. ("KMI Offshore Advisors" and together with the foregoing entities, the "Reporting Persons").  Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2)      In exchange for shares of El Paso Corporation ("EP") common stock in connection with the merger of EP into a subsidiary of the Issuer (the "Merger"), Goldman Sachs held 238,659 shares of the Issuer’s Class P Common Stock (“Common Shares”) and 361,881 Warrants of the Issuer. On May 30, 2012, the date the proration adjustments to the merger consideration were determined, the closing price of the Common Shares was $33.67 per share.

(3)      This Amendment to the Form 4 filed with the Securities and Exchange Commission on June 13, 2012 (the “Original Form 4”) is being filed to correct the number of Warrants acquired on May 30, 2012, which was set forth in Table II and footnote (2) of the Original Form 4, include the purchase and sale transactions from June 6, 2012, which were omitted from the Original Form 4, and uncheck the exit box appearing in the upper left hand corner that was checked in the Original Form 4.

(4)      The Warrants of the Issuer reported herein as purchased and sold were purchased and sold by Goldman Sachs. Without admitting any legal obligation, Goldman Sachs or another wholly-owned subsidiary of GS Group will remit appropriate profits, if any, to the Company.

(5)      As of June 11, 2012, Goldman Sachs beneficially owns directly, and GS Group may be deemed to beneficially own indirectly, 238,659 Common Shares and 360,639 Warrants. Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 77,567,460 shares of Series A-1 Class A Common Stock and 19,182,551 shares of Series A-2 Class A Common Stock through the Limited Partnerships.  Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships.  Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.  In addition, as of June 11, 2012, Goldman Sachs holds open short positions of 74,449 Common Shares and 113,700 Warrants.

(6)      Reflects a weighted average sale price of $2.2535 per share, at prices ranging from $2.23 to $2.27 per share. Upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of shares sold at each separate price will be provided.

(7)      The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the Exchange Act or for any other purpose.